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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-91218, Form S-3 No. 333-20143, Form S-8 No. 333-3310 and Form
S-8 No. 333-42735) of Jameson Inns, Inc. of our reports dated February 12, 1998, with respect to the consolidated financial statements and schedule of Jameson Inns, Inc. and the financial statements of Jameson Operating Company II, LLC and its predecessor Jameson Operating Company included in the Annual Report (Form 10-K) of Jameson Inns, Inc. for the year ended December 31, 1997.



                                                              Ernst & Young LLP

Atlanta, Georgia
February 18, 1998